Exhibit 99.1

MAKO Surgical Corp. Reports Operating Results for the Second Quarter 2010

Second Quarter 2010 Highlights

Second quarter revenue totaled $10.3 million, a 151% increase over total revenue generated in the same period in 2009

Seven RIO® systems sold, increasing domestic commercial installed base to 46 RIO systems

793 MAKOplasty® procedures performed, a 122% increase over the same period in 2009

Launched three-year randomized prospective clinical research study in Glasgow, Scotland

FORT LAUDERDALE, FL – (GLOBENEWSWIRE) — August 3, 2010 —MAKO Surgical Corp. (NASDAQ:MAKO), a medical device company that markets both its RIO® Robotic Arm Interactive Orthopedic surgical platform and proprietary RESTORIS® implants for minimally invasive orthopedic knee procedures known as MAKOplasty®, today announced its operating results for its second quarter ended June 30, 2010.

Recent Business Developments

RIO Systems – Seven RIO systems were sold during the second quarter, of which six were installed and customer accepted at domestic sites. These new systems brought MAKO’s domestic commercial installed base to 46 RIO systems as of June 30, 2010. In addition, one RIO system was sold to a distributor in South Korea which will be used by the distributor for demonstration purposes and to obtain the regulatory approvals necessary to fully market the RIO system and RESTORIS implant system in the South Korean market.

MAKOplasty Procedure Volume – During the second quarter, 793 MAKOplasty procedures were performed, of which 780 procedures were performed at domestic sites. The 793 MAKOplasty procedures represent an 8% increase over procedures performed in the first quarter of 2010 and a 122% increase over the second quarter of 2009. The average monthly utilization per system was 6.3 procedures during the second quarter of 2010, which decreased slightly from 6.6 procedures per system per month in the first quarter of 2010 and was an increase from 5.5 procedures per system per month in the second quarter of 2009. A total of 3,908 procedures had been performed through June 30, 2010, since the first procedure in June 2006.

Clinical Research and Education – MAKO launched a clinical research study in partnership with Glasgow Royal Infirmary, Strathclyde University and National Health Services in Glasgow, Scotland. In connection with the clinical research study, MAKO placed a RIO system at the Glasgow Royal Infirmary. The system is being utilized in a three-year randomized prospective clinical study with the objective of demonstrating the clinical, functional and, ultimately, economic benefits of MAKOplasty.  Glasgow Royal Infirmary reported that thirteen procedures were performed at its site during the second quarter of 2010. At the Computer Assisted Orthopedic Surgery (CAOS) International meeting in Paris in June, MAKOplasty was discussed in four presentations including two featuring medial uni-compartmental results, one featuring bicompartmental results, and one on the accuracy of robotic total hip arthroplasty, building on MAKO’s base of clinical evidence.  Additionally, in the second quarter, MAKO held two BioSkills courses, which are designed to bring together current and prospective MAKOplasty surgeons to share best practices.

“We are pleased with the addition of six new commercial sites, across multiple geographies, including three states that previously did not have systems installed. We are also encouraged by our first international sale of a RIO system and the 793 MAKOplasty procedures performed worldwide in the second quarter,” said Maurice R. Ferré, M.D., President and Chief Executive Officer of MAKO.  “Additionally, we are enthusiastic about the prospective, randomized clinical study being conducted in Scotland and the continued flow of clinical evidence supporting our procedure.”

2010 Second Quarter Financial Review

	As Reported (U.S. GAAP)				Non-GAAP
Selected Financial Results (unaudited) (in thousands, except per share data)	Three Months Ended June 30,		Adjustments		2009
	2010	2009	2009 (1)		As Adjusted

Total revenue	$10,251	$14,904	$(10,827	) (2)	$4,077
Total cost of revenue	3,671	10,219	(7,566	) (3)	2,653
Gross profit	6,580	4,685	(3,261	) (4)	1,424
Net loss	$(8,524)	$(6,424)	$(3,261	) (4)	$(9,685)
Net loss per share - Basic and diluted	$(0.26)	$(0.26)	$(0.13)		$(0.39)
Weighted average common shares outstanding - Basic and diluted	33,419	24,806	―		24,806

(1)

Management excluded certain transactions during the three months ended June 30, 2009, resulting in adjusted non-GAAP financial results for the three months ended June 30, 2009, as management believes the exclusion of these transactions provides readers a more meaningful comparison with the results of operations for the three months ended June 30, 2010.

(2)

Consists of the recognition of $8.8 million of revenue deferred in prior years and recognized in the second quarter of 2009 upon the upgrade of thirteen Tactile Guidance System™ (TGS™) units to RIO systems and $2.0 million of revenue associated with the sale of three RIO systems in the first quarter of 2009 which were recognized in revenue in the second quarter of 2009.

(3)

Consists of the direct cost of revenue from the deferred system sales of $3.6 million (including $1.0 million from the three RIO systems in the first quarter of 2009 which were recognized in revenue in the second quarter of 2009) and the cost of providing the RIO system upgrades of $4.0 million.

(4)	Consists of the recognition of $10.8 million of revenue in (2) above less the cost of revenue of $7.6 million in (3) above.

Revenue was $10.3 million in the second quarter of 2010 compared to $14.9 million in the second quarter of 2009. Excluding the recognition of deferred system revenue, revenue generated in the second quarter of 2009 was $4.1 million. Accordingly, revenue generated in the second quarter of 2010 represents a 151% increase from the same period in 2009, excluding the recognition of deferred system revenue. As indicated in the preceding table, revenue in the second quarter of 2010 primarily consisted of $5.7 million in revenue from the sale of seven RIO systems, and $4.2 million in revenue from the sale of implants and disposables used in the 780 domestic MAKOplasty procedures performed in the quarter and a $0.3 million stocking order for implants and disposables associated with the clinical research site, which reported that thirteen procedures were performed during the quarter.

Total gross profit for the second quarter of 2010 was $6.6 million compared to a gross profit of $4.7 million in the same period in 2009. Excluding the impact on gross profit related to the recognition of deferred system revenue, gross profit generated in the second quarter of 2009 was $1.4 million. Total gross margin for the second quarter of 2010 was approximately 64%, comprised of a 74% margin on procedure revenue and a 58% margin on RIO system revenue.

Operating expenses were $15.2 million in the second quarter of 2010 compared to $11.2 million in the second quarter of 2009.  The increase in operating expenses was primarily attributable to the following: an increase in sales and marketing activities for the continued expansion of the direct sales force and commercialization of the RIO system and RESTORIS implant systems; an increase in research and development activities associated with continuous improvement of the RIO system and the development of potential future products, including the RIO-enabled hip application; and an increase in general and administrative costs as MAKO continued to build infrastructure to support growth.

Net loss for the three months ended June 30, 2010 was $8.5 million, including non-cash stock-based compensation expense of $1.6 million, or $(0.26) per basic and diluted share, based on average basic and diluted shares outstanding of 33.4 million. This compares to a net loss for the same period in 2009 of $6.4 million, including non-cash stock-based compensation expense of $1.0 million, or $(0.26) per basic and diluted share, based on average basic and diluted shares outstanding of 24.8 million. Excluding the impact on gross profit related to the recognition of deferred system, net loss during the second quarter of 2009 was $9.7 million, or $(0.39) per basic and diluted share.

Cash, cash equivalents and investments were $49.8 million as of June 30, 2010, compared to $71.2 million as of December 31, 2009.

2010 Six-Month Financial Review

	As Reported (U.S. GAAP)				Non-GAAP
Selected Financial Results (unaudited) (in thousands, except per share data)	Six Months Ended June 30,		Adjustments		2009
	2010	2009	2009 (1)		As Adjusted

Total revenue	$17,500	$18,631	$(11,297	) (2)	$7,334
Total cost of revenue	7,667	13,249	(8,789	) (3)	4,460
Gross profit	9,833	5,382	(2,508	) (4)	2,874
Net loss	$(19,932)	$(15,309)	$(2,508	) (4)	$(17,817)
Net loss per share - Basic and diluted	$(0.60)	$(0.62)	$(0.10)		$(0.72)
Weighted average common shares outstanding - Basic and diluted	33,300	24,774	―		24,774

(1)

Management excluded certain transactions during the six months ended June 30, 2009, resulting in adjusted non-GAAP financial results for the six months ended June 30, 2009, as management believes the exclusion of these transactions provides readers a more meaningful comparison with the results of operations for the six months ended June 30, 2010.

(2)	Consists of the recognition of $11.3 million of revenue deferred in prior years and recognized during the six months ended June 30, 2009, upon the upgrade of seventeen TGS units to RIO systems.

(3)	Consists of the direct cost of revenue from the seventeen deferred system sales of $3.6 million and the cost of providing the RIO system upgrades of $5.2 million.

(4)	Consists of the recognition of $11.3 million of revenue in (2) above less the cost of revenue of $8.8 million in (3) above.

For the six months ended June 30, 2010, revenue was $17.5 million, primarily generated from the sale of eleven RIO systems and 1,511 domestic MAKOplasty procedures performed during the period compared to $18.6 million for the six months ended June 30, 2009.  As indicated in the preceding table, excluding the recognition of deferred system revenue, total revenue generated in the six months ended June 30, 2009 was $7.3 million. Revenue of $17.5 million for the six months ended June 30, 2010 represents a 139% increase over the revenue of $7.3 million generated in the six months ended June 30, 2009. The net loss for the six months ended June 30, 2010 was $19.9 million, including non-cash stock-based compensation expense of $2.9 million, or $(0.60) per basic and diluted share, based on average basic and diluted shares outstanding of 33.3 million, This compares to a net loss for the six months ended June 30, 2009 of $15.3 million, including non-cash stock-based compensation expense of $1.9 million, or $(0.62) per basic and diluted share, based on average basic and diluted shares outstanding of 24.8 million. Excluding the impact on gross profit related to the recognition of deferred system revenue, net loss generated in the six month period ended June 30, 2009 was $17.8 million or $(0.72) per share.

Conference Call

MAKO will host a conference call today at 4:30 pm EDT to discuss its second quarter results.  To listen to the conference call, please dial 877-843-0414 for domestic callers and 914-495-8580 for international callers approximately ten minutes prior to the start time. To access the live audio broadcast or the subsequent archived recording, visit the Investor Relations section of MAKO’s website at www.makosurgical.com.

About MAKO Surgical Corp.

MAKO Surgical Corp. is a medical device company that markets both its RIO® Robotic-Arm Interactive Orthopedic system and its proprietary RESTORIS® implants for minimally invasive orthopedic knee procedures. The MAKO RIO is a surgeon-interactive tactile surgical platform that incorporates a robotic arm and patient-specific visualization technology and prepares the knee joint for the insertion and alignment of MAKO's resurfacing RESTORIS implants through a minimal incision. The FDA-cleared RIO system allows surgeons to provide a precise, consistently reproducible tissue-sparing, bone resurfacing procedure called MAKOplasty® to a large, yet underserved patient population suffering from early to mid-stage osteoarthritic knee disease. MAKO has an intellectual property portfolio of more than 250 owned or licensed patents and patent applications relating to the areas of robotics, haptics, computer assisted surgery and implants. Additional information can be found at www.makosurgical.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding, among other things, statements related to expectations, goals, plans, objectives and future events. MAKO intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Reform Act of 1995. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements are based on the current estimates and assumptions of our management as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause actual results to differ materially from those indicated by forward-looking statements, many of which are beyond MAKO’s ability to control or predict. Such factors, among others, may have a material adverse effect on MAKO’s business, financial condition and results of operations and may include the potentially significant impact of a continued economic downturn or delayed economic recovery on the ability of MAKO’s customers to secure adequate funding, including access to credit, for the purchase of MAKO’s products or cause MAKO’s customers to delay a purchasing decision, changes in competitive conditions and prices in MAKO’s markets, unanticipated issues relating to intended product launches, decreases in sales of MAKO’s principal product lines, increases in expenditures related to increased or changing governmental regulation or taxation of MAKO’s business, unanticipated issues in securing regulatory clearance or approvals for new products or upgrades or changes to MAKO’s current products, the impact of the recently enacted United States healthcare reform legislation on hospital spending, reimbursement, and the taxing of medical device companies, loss of key management and other personnel or inability to attract such management and other personnel and unanticipated intellectual property expenditures required to develop, market, and defend MAKO’s products. These and other risks are described in greater detail under Item 1A, “Risk Factors,” in MAKO’s annual report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 10, 2010 and quarterly report on Form 10-Q for the quarter ended March 31, 2010 filed with the Securities and Exchange Commission on May 7, 2010. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. MAKO does not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

“MAKOplasty®,” “RESTORIS®,” “RIO®,” “Tactile Guidance System™,” and “TGS™,” as well as the “MAKO” logo, whether standing alone or in connection with the words “MAKO Surgical Corp.” are trademarks of MAKO Surgical Corp.

Condensed Statements of Operations (unaudited) (in thousands, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue:
Procedures	$4,240	$1,669	$7,868	$2,824
Systems – RIO	5,672	4,294	9,062	4,294
Systems – TGS, previously deferred	―	8,807	―	11,297
Service and other	339	134	570	216
Total revenue	10,251	14,904	17,500	18,631
Cost of revenue:
Procedures	1,111	963	3,066	1,450
Systems – RIO	2,383	2,448	4,123	2,700
Systems – RIO upgrades	―	3,970	―	5,183
Systems – TGS, previously deferred	―	2,634	―	3,606
Service and other	177	204	478	310
Total cost of revenue	3,671	10,219	7,667	13,249
Gross profit	6,580	4,685	9,833	5,382
Operating costs and expenses:
Selling, general and administrative	10,717	7,497	21,535	14,305
Research and development	3,701	3,090	6,984	5,603
Depreciation and amortization	749	589	1,371	1,067
Total operating costs and expenses	15,167	11,176	29,890	20,975
Loss from operations	(8,587)	(6,491)	(20,057)	(15,593)
Interest and other income	64	67	172	289
Loss before income taxes	(8,523)	(6,424)	(19,885)	(15,304)
Income tax expense	1	―	47	5
Net loss	$(8,524)	$(6,424)	$(19,932)	$(15,309)
Net loss per share - Basic and diluted	$(0.26)	$(0.26)	$(0.60)	$(0.62)
Weighted average common shares outstanding - Basic and diluted	33,419	24,806	33,300	24,774

Selected Balance Sheet Data (unaudited) (in thousands)	June 30, 2010	December 31, 2009

Cash, cash equivalents and investments	$49,757	$71,213
Total assets	86,725	99,103

Long-term debt	―	―
Additional paid-in capital	211,363	204,977
Accumulated deficit	(134,127)	(114,195)
Total stockholders’ equity	77,273	90,794

CONTACT:

Investors:

MAKO Surgical Corp.
Susan M. Verde
954-927-2044 x349
sverde@makosurgical.com

or

Westwicke Partners
Mark Klausner

443-213-0500
mark.klausner@westwicke.com

Source: MAKO Surgical Corp.